UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2016

Ally Financial Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-3754	38-0572512
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Renaissance Center P.O. Box 200 Detroit, Michigan 48265-2000
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 710-4623

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2016, the Board of Directors (the “Board”) of Ally Financial Inc. (the “Company”) adopted amendments to the Company’s Bylaws, effective immediately. The amendments, among other things:

•	Adopt a majority voting standard for the election of directors in uncontested elections. Under the new majority voting standard, in order to be elected in an uncontested election, a director nominee must receive a majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present. In contested elections where the number of nominees for director exceeds the number of directors to be elected, the voting standard will continue to be plurality voting.

•	Permit stockholders who hold at least 25% of the common shares in the aggregate, on a net long basis, in the outstanding common stock of the Company to call special meetings of the stockholders. The amendments contain certain customary information requirements and timing mechanisms that are intended to avoid the cost and distraction that would result from multiple stockholder meetings being held in a short time period.

•	Revise the notice period for proposals or nominations for annual meetings to be not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting or other notice periods in certain limited circumstances, and update the information requirements required for stockholders who wish to have a proposal or nomination brought before the Company’s annual or special meetings.

On March 16, 2016, the Board also adopted amendments to the Company’s Governance Guidelines, effective immediately, to require that incumbent director nominees that are not re-elected under the majority voting standard immediately tender resignations that will be effective upon acceptance of such resignations by the Board.

The descriptions of the Amended and Restated Bylaws and the amended Governance Guidelines set forth above are qualified in their entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 hereto and incorporated by reference herein, and to the Governance Guidelines, as amended and restated, which will be available on the Company’s website at https://www.ally.com/about/investor/policies-charters under the caption “Board of Directors Governance Guidelines.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Report.

Exhibit No.	Description of Exhibits

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date:	March 22, 2016	By:	/s/ David J. DeBrunner
			Name:	David J. DeBrunner
			Title:	Vice President, Chief Accounting Officer and Controller